SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 18, 2003

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

FORM 8-K

Item 5.	Other Events and Regulation FD Disclosure.

In a news release dated June 16, 2003, Science Applications International Corporation (SAIC) reported that it has agreed to issue $300 million of 5 ½ percent unsecured notes due 2033 in a private placement. The closing of the offering is subject to market and other conditions. SAIC expects to use the net proceeds of this offering to purchase certain buildings at its McLean, Virginia offices currently leased by SAIC and for general corporate purposes, including future acquisitions, expansion of its outsourcing business, stock repurchases and capital expenditures. The news release is attached as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

Exhibit 99.1 News release dated June 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: June 18, 2003	/s/ DOUGLAS E. SCOTT By
Douglas E. Scott
Its: Senior Vice President
and General Counsel

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